UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2024

Airspan Networks Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39679	85-2642786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of Principal Executive Offices) (Zip Code)

(561) 893-8670
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2024, Airspan Networks Holdings Inc., a Delaware corporation (the “Company”), entered into Amendment No. 1 to Limited Waiver and Consent, Sixth Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents (the “Credit Agreement Amendment”), among the Company, Airspan Networks Inc., a Delaware corporation (“ANI”), certain subsidiaries of the Company, as guarantors, the lenders party thereto (collectively, the “Lenders”) and DBFIP ANI LLC, as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “CA Agent”). The Credit Agreement Amendment amends that certain Limited Waiver and Consent, Sixth Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents dated March 7, 2024 (the “Sixth Amendment and Restatement Agreement”) among the Company, ANI certain subsidiaries of the Company, as guarantors, the Lenders, and the CA Agent. Under the Credit Agreement Amendment, the Lenders party thereto agreed to extend to April 7, 2024 their period of forbearance from exercising their rights and remedies as a result of certain events of default.

On March 25, 2024, the Company also entered into Amendment No. 1 to Limited Waiver and Consent, Seventh Amendment to Senior Secured Convertible Note Purchase and Guarantee Agreement and Reaffirmation of Note Documents (the “NPA Amendment”) among the Company, ANI, certain subsidiaries of the Company, as guarantors, the purchasers party thereto (the “Purchasers”) and DBFIP ANI LLC, as the administrative and collateral agent and trustee (the “NPA Agent”). The NPA Amendment amends that certain Limited Waiver and Consent, Seventh Amendment to Senior Secured Convertible Note Purchase and Guarantee Agreement and Reaffirmation of Note Documents dated March 7, 2024 (the “Seventh Amendment to NPA”) among the Company, ANI, certain subsidiaries of the Company, as guarantors, the Purchasers, and the NPA Agent. Under the NPA Amendment, the Purchasers agreed to extend to April 7, 2024 their period of forbearance from exercising their rights and remedies as a result of certain events of default.

The foregoing descriptions of the Credit Agreement Amendment and the NPA Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of these documents, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to Limited Waiver and Consent, Sixth Amendment and Restatement of Credit Agreement and Reaffirmation of Loan Documents, dated March 25, 2024, among Airspan Networks Inc., Airspan Networks Holdings Inc., certain of its subsidiaries, as guarantors, the lenders party thereto and DBFIP ANI LLC, as administrative agent and collateral agent
10.2	Amendment No. 1 to Limited Waiver and Consent, Seventh Amendment to Senior Secured Convertible Note Purchase and Guarantee Agreement and Reaffirmation of Note Documents, dated March 25, 2024, among Airspan Networks Inc., Airspan Networks Holdings Inc., certain of its subsidiaries, as guarantors, the purchasers party thereto and DBFIP ANI LLC, as agent, collateral agent and trustee
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2024	Airspan Networks Holdings Inc.

	By:	/s/ Glenn Laxdal
	Name:	Glenn Laxdal
	Title:	President and Chief Executive Officer

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